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                                                                   EXHIBIT 23.12

                    CONSENT OF GERALD ALCOCK COMPANY, L.L.C.

         We consent to the reference to our firm, to the use of our name and to the description of our appraisal report dated December 15, 1997, under the caption "The Merger And Related Matters -- Report Of Appraiser" in the joint proxy statement/prospectus of Daedalus Enterprises, Inc. and S.T. Research Corporation, which joint proxy statement/prospectus is part of the Amendment No. 2 to the Registration Statement on Form S-4 of Daedalus Enterprises, Inc. By giving such consent we do not thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "expert" as used in, or that we come within the category of persons whose consent is required under the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

                            GERALD ALCOCK COMPANY, L.L.C.

                                     /s/ Gerald V. Alcock
                            ------------------------------------
                            By:  Gerald V. Alcock, President

                            Date:  May 7, 1998